                                                                   EXHIBIT 3.1

TRANSLATED FROM HEBREW

                            MEMORANDUM OF ASSOCIATION

     1.       Name of Company: Radview Ltd.
              In English: Radview Ltd.

     2.       The goals for which purpose the Company was established:
              The development, manufacture and marketing of products in the field of electronics in general and computer communications in particular.

     3.       The members' liability is limited.

     4. The share capital of the Company is NIS 17,600, divided into 17,600 Ordinary Shares of a par value of NIS 1.00 each.

We, the undersigned, wish to incorporate as a company under this Memorandum of Association and agree to each accept the number of shares in the registered share capital of the Company, noted alongside our names.


Names of signees (ID number, address)            Number of shares accepted       Signature
*******************************************************************************************
1.       Zissapel Zohar, ID 008792566                         50                  /s/ Zissapel Zohar
         2 Alon Street, Ramat Efal

2.       Zissapel Yehuda, ID 007146053                        50                  /s/ Zissapel Yehuda
         23 Kissufim Street, Tel Aviv

                Total shares accepted:                       100
                                                            -----

Date: 27 November 1991


                                               Witness to the above signatures:


                                               /s/ Nehama Sneh
                                               -----------------------------
                                               Nehama Sneh, Attorney-at-law